SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant                      / X /

Filed by a party other than the registrant     /   /

Check the appropriate box:

/   /     Preliminary proxy statement

/ X /     Definitive proxy statement

/   /     Definitive additional materials

/   /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

OPPENHEIMER GLOBAL FUND
- - ------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

OPPENHEIMER GLOBAL FUND
- - ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ X /     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
          14a-6(j)(2).

/   /     $500 per each party to the controversy pursuant to Exchange
          Act Rule 14a-6(i)(3).

/   /     Fee Computed on table below per Exchange Act Rules 14a
          -6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

(4)     Proposed maximum aggregate value of transaction:

/   /     Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, schedule or registration statement no.:

(3)     Filing Party:

(4)     Date Filed:

- - --------------------
1 - Set forth the amount on which the filing fee is calculated and state how it was determined.

proxy/330proxy.inf


                                                                   May 1994

Your vote counts...

Dear Oppenheimer Global Fund Shareholder:

        Enclosed is a notice of a meeting of shareholders that has been called for June 20, 1994. A proxy statement with details on a number of proposals for your Fund is also enclosed. Your Board of Trustees, which represents you in matters concerning your Fund, recommends approval of these proposals, which are now being submitted to shareholders for a vote.

How do you vote?

        No matter how large or small your investment, your vote is important, so please review the proxy statement carefully. To cast your vote, simply mark, sign and date the enclosed ballot and return it in the postage-paid envelope today.

What are the proposals?

* Election of Trustees. The current members of the Board of Trustees have been nominated to continue in office. The names of the Trustees and a brief statement of their background is included for your information.

* Ratification of Auditors. Your approval is required on the appointment of the independent auditing firm that reviews the financial statements of your Fund.

* Approval of New Investment Advisory Agreement. Approval of this proposal would increase the management fee paid by the Fund. This fee is based on the aggregate net assets of the Fund as of the close of business each day.

        If you have questions regarding the proposals, please contact your financial advisor or call us at 1-800-525-7048.

                                                    Sincerely,


                                                    Jon S. Fossel


P.S. Casting your ballot is quick and easy.  So why not do it today?


Oppenheimer Global Fund                    Proxy for Shareholders Meeting To
                                           Be Held June 20, 1994

Your shareholder                           Your prompt response can save your
vote is important!                         Fund the expense of another mailing.

                                          Please mark your proxy on the reverse
                                          side, date and sign it, and return it
                                          promptly in the accompanying envelope,
                                          which requires no postage if mailed in
                                          the United States.

                                          Please detach at perforation before
                                          mailing.

Oppenheimer Global Fund
Proxy For Shareholders Meeting To Be Held June 20, 1994

     The undersigned shareholder of Oppenheimer Global Fund (the "Fund"), does hereby appoint Robert Bishop, George C. Bowen, Andrew J. Donohue and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Meeting of Shareholders of the Fund to be held June 20, 1994, at 3410 South Galena Street, Denver, Colorado 80231 at 2:00 P.M., Denver time and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the election of Trustees and on the proposals specified on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

Proxy solicited on behalf of the Board of Trustees, which recommends a vote FOR the election of all nominees for trustee and FOR each proposal on the reverse side. The shares represented hereby will be voted as indicated on the reverse side or FOR if no choice is indicated.

(over)
330

Oppenheimer Global Fund                  Proxy for Shareholders Meeting To
                                         Be Held June 20, 1994


Your shareholder                         Your prompt response can save your
vote is important!                       Fund money.

                                         Please vote, sign and mail your proxy
                                         ballot (this card) in the enclosed
                                         postage-paid envelope today, no matter
                                         how many shares you own.  A majority
                                         of the Fund's shares must be
                                         represented in person or by proxy.
                                         Please vote your proxy so your Fund
                                         can avoid the expense of another
                                         mailing.

                                         Please detach at perforation before
                                         mailing.
1.  Election of Trustees

    ____ For all nominees listed          _____ Withhold authority
         except as marked to the                to vote for all nominees
         contrary at left.                      listed at left.

    L.Cherne    E. Delaney    R. Galli      L. Levy    B. Lipstein
      (A)          (B)           (C)          (D)          (E)

    E. Moynihan    K. Randall    E. Regan    R. Reynolds  S. Robbins
        (F)           (G)           (H)         (I)         (J)

    D. Spiro       P. Trigere    C. Yeutter
       (K)            (L)            (M)

Instruction: To withhold authority to vote for any individual nominee, line out that nominee's name at left.

2. Ratification of selection of KPMG Peat Marwick as independent auditors (Proposal No. 1)

    For ____             Against ____            Abstain ____

3.  Approval of the Proposed Investment Advisory Agreement (Proposal No.
    2)

    For ____             Against ____            Abstain ____


NOTE: Please sign exactly as your name(s) appear hereon. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.



                            Dated: _______________________, 1994
                                      (Month)      (Day)

                            ____________________________
                            Signature(s)

                            ____________________________
                            Signature(s)

                            Please read both sides of this ballot.  330


proxy/330.ba1


OPPENHEIMER GLOBAL FUND

Two World Trade Center, New York, New York 10048-0203

NOTICE OF MEETING OF SHAREHOLDERS TO BE HELD

JUNE 20, 1994

To The Class A & Class B Shareholders of
Oppenheimer Global Fund

Notice is hereby given that a Meeting of the Class A and Class B
Shareholders of Oppenheimer Global Fund (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado, 80231, at 2:00 P.M., Denver time, on June 20, 1994, or any adjournments thereof, for the following purposes:

(a) To elect thirteen Trustees to hold office until the next meeting of shareholders called for the purpose of electing Trustees and until their successors are elected and shall qualify;

(b) To ratify the selection of KPMG Peat Marwick as the independent certified public accountants and auditors of the Fund for the fiscal year beginning October 1, 1993 (Proposal No. 1);

(c) To approve an Investment Advisory Agreement between the Fund and Oppenheimer Management Corporation (the "Manager") that would provide for an increase in management fee rates (Proposal No. 2);

(d) To transact such other business as may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on April 15, 1994, are entitled to vote at the meeting. The election of Trustees and the Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Trustees of the Fund recommends a vote to elect each of the nominees as Trustee and in favor of each Proposal. WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Trustees,


Andrew J. Donohue, Secretary
May 13, 1994
- - ---------------------------------------------------------------------
Shareholders who do not expect to attend the meeting are asked to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

OPPENHEIMER GLOBAL FUND
Two World Trade Center, New York, New York 10048-0203

PROXY STATEMENT

MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 1994

This statement is furnished to the Class A and Class B shareholders of Oppenheimer Global Fund (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a meeting (the "Meeting") of shareholders to be held at 3410 South Galena Street, Denver, Colorado, 80231, at 2:00 P.M., Denver time, on June 20, 1994, or any adjournments thereof. It is expected that the mailing of this Proxy Statement will be made on or about May 13, 1994. Financial statements covering the operations of the Fund for the fiscal year ended September 30, 1993 were mailed to all persons who were shareholders of record on that date, and simultaneously with the mailing of this proxy statement will be mailed to persons who became shareholders between September 30, 1993 (the record date for the mailing of that Annual Report) and the record date for this shareholder meeting.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention) in accordance with the choices specified thereon, and will be included in determining whether there is a quorum to conduct the meeting. The proxy will be voted in favor of the nominees for Trustee named in this Proxy Statement unless a choice is indicated to withhold authority to vote for all listed nominees or any individual nominee. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules) as record holder vote such shares for the election of Trustees and on the Proposals in the same proportion as that broker-dealer votes street account shares for which voting instructions were received in time to be voted.

If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named herein for Trustee and in favor of each Proposal.

The proxy may be revoked at any time prior to the voting by: (1) writing to the Secretary of the Fund at Two World Trade Center, New York, New York, 10048-0203; (2) attending the meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of printing and distributing these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's investment adviser, Oppenheimer Management Corporation (the "Manager"), personally or by telephone or telegraph; any expenses so incurred will also be borne by the Fund. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services, if any, they will be reimbursed by the Fund for their out-of-pocket expenses.

Shares Outstanding and Entitled to Vote. As of April 15, 1994, the record date, there were 49,688,170.052 shares of the Fund issued and outstanding, consisting of 46,942,102.763 Class A shares and 2,746,067.289 Class B shares issued and outstanding. All shares of the Fund have equal voting rights as to the election of Trustees and as to each Proposal described herein, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. As of the record date, no person owned of record or was known by the management of the Fund to be the beneficial owner of 5% or more of the outstanding shares of either class of the Fund.


ELECTION OF TRUSTEES

At the Meeting, thirteen Trustees are to be elected to hold office until the next meeting of shareholders called for the purpose of electing Trustees and until their successors shall be duly elected and shall have qualified. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless a proxy instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted by them for the election of the nominees named below as Trustees of the Fund. As a Massachusetts business trust, the Fund does not contemplate holding annual shareholder meetings for the purpose of electing Trustees. Thus, the Trustees will be elected for indefinite terms until a shareholders meeting is called for the purpose of voting for Trustees and until their successors are elected and shall qualify.

Each of the nominees is presently a Trustee and has agreed to be nominated and, if elected, to continue to serve as a Trustee of the Fund. All Trustees except Mr. Robert G. Galli have been elected by shareholders of the Fund. Each of the Trustees is also a Trustee or Director of Oppenheimer Fund, Oppenheimer Discovery Fund, Oppenheimer Global Bio-Tech Fund, Oppenheimer Global Environment Fund, Oppenheimer Global Growth & Income Fund, Oppenheimer Special Fund, Oppenheimer Time Fund, Oppenheimer Target Fund, Oppenheimer Tax-Free Bond Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer New York Tax-Exempt Fund, Oppenheimer California Tax-Exempt Fund, Oppenheimer Multi-State Tax-Exempt Trust, Oppenheimer Asset Allocation Fund, Oppenheimer Mortgage Income Fund, Oppenheimer Money Market Fund, Inc., Oppenheimer U.S. Government Trust, Oppenheimer Multi-Government Trust and Oppenheimer Multi-Sector Income Trust (together with the Fund, the "New York OppenheimerFunds"). Mr. Spiro is President of the Fund and each of the other New York OppenheimerFunds.

Each nominee indicated below by an asterisk is an "interested person" (as that term is defined in the Investment Company Act of 1940, hereinafter referred to as the "Investment Company Act") of the Fund due to the positions indicated with the Manager or its affiliates, or other positions described. The year given below indicates when the nominee first became a Trustee or Director of any of the New York OppenheimerFunds without a break in service. The beneficial ownership of Class A shares listed below includes voting and investment control, unless otherwise indicated below. If any of the nominees should be unable to accept nomination or election, it is the intention of the persons named as attorneys-in-fact in the enclosed proxy to vote such proxy for the election of such other person or persons selected and nominated by disinterested Trustees as the Board of Trustees may, in its discretion, recommend. As of April 15, 1994 the Trustees and officers of the Fund as a group owned 37,128.680 Class A shares of the Fund in the aggregate, which is less than 1% of the outstanding shares of that class.

                                                            Shares Beneficially
Name And               Business Experience                     Owned as of
Other Information      During the Past Five Years              April 22, 1994
Leon Levy              General Partner of Odyssey Partners, L.P.   None
first became a         (investment partnership); Chairman of
Trustee in 1959        Avatar Holdings, Inc. (real estate
Age:  68               development).

Leo Cherne             Chairman Emeritus of the International      None
first became a         Rescue Committee (philanthropic organization);
Trustee in 1982        formerly Executive Director of the
Age: 81                Research Institute of America.

Edmund T. Delaney      Attorney-at-law; formerly a member of       None
first became a the     Connecticut State Historical Commission
Trustee in 1959        and Counsel to Copp, Berall & Hempstead
 Age: 80               (a law firm).

Robert G. Galli*
first became a         Vice Chairman of the Manager; Vice          None
Trustee in 1993        President and General Counsel of Oppenheimer
Age: 60                Acquisition Corp. ("OAC"), the Manager's
                       parent holding company; formerly he held the following positions: a director of the Manager and Oppenheimer Funds Distributor, Inc. (the
                       "Distributor"), Vice President and a director of HarbourView Asset Management Corporation
                       ("HarbourView") and Centennial Asset Management
                       Corporation ("Centennial"), investment adviser subsidiaries of the Manager, a director of Shareholder Financial Services, Inc. ("SFSI") and Shareholder Services, Inc. ("SSI"), transfer agent subsidiaries of the Manager, an officer of other OppenheimerFunds and Executive Vice President and General Counsel of the Manager and the Distributor.

Benjamin Lipstein      Professor Emeritus of Marketing, Stern     None
first became a         Graduate School of Business Administration,
Trustee in 1974        New York University.
Age: 71

Elizabeth B. Moynihan
first became a         Author and architectural historian; a      None
Trustee in 1992        trustee of the American Schools of
Age: 64                Oriental Research, the Institute of Fine
                       Arts (New York University), the Freer Gallery of Art (Smithsonian Institution) and the Preservation League of New York State; a member of the Indo-U.S. Sub-Commission on Education and Culture.

Kenneth A. Randall     A director of Northeast Bancorp, Inc.     235.941
first became a         bank holding company), Dominion Resources,
Trustee in 1980        Inc., (electric utility holding company), and
Age: 66                Kemper Corporation (insurance and financial
                       services company); formerly Chairman of the Board of ICL Inc. (information systems).

Edward V. Regan
 first became a        President of Jerome Levy Economics       None
 Trustee in 1993       Institute Bard College; a member of the
 Age: 63               U.S. Competitiveness Policy Council; a
                       director of GranCare, Inc. (health care
                       provider); formerly New York State
                       Comptroller and a trustee, New York State and Local Retirement Fund.

Russell S. Reynolds,   Founder Chairman of Russell Reynolds    None
Jr.                    Associates Inc. (executive recruiting);
first became a         a trustee of Mystic Seaport Museum,
Trustee in 1989        International House, Greenwich Historical
Age: 62                Society and Greenwich Hospital.

Sidney M. Robbins      Chase Manhattan Professor Emeritus of  1946.753(1)
first became a         Financial Institutions, Graduate School of
Trustee in 1963        Business, Columbia University; Visiting
Age: 82                Professor of Finance, University of Hawaii;
                       a director of The Korea Fund, Inc. and The
                        Malaysia Fund, Inc. (closed-end investment companies); member of the Board of Advisors of Olympus Private Placement Fund, L.P.;
                        Professor Emeritus of Finance, Adelphi University.

Donald W. Spiro*       Chairman Emeritus and a director of the    None
first became a         Manager; formerly Chairman of the Manager
Trustee in 1985        and the Distributor.
 Age: 68

Pauline Trigere        Chairman and Chief Executive Officer of    None
first became a         Trigere, Inc. (design and sale of
Trustee in 1977         women's fashions).
Age: 81

Clayton K. Yeutter
first became a        Counsel to Hogan & Hartson (a law firm);    None
Trustee in 1993       of B.A.T. Industries, Ltd. (tobacco and
Age: 63               financial services), Caterpillar, Inc.
                      (machinery), ConAgra, Inc. (food and
                      agricultural products), FMC Corp.
                      (chemicals and machinery), Lindsay
                      Manufacturing Co. and Texas Instruments,
                      Inc. (electronics); formerly (in descending chronological order) Deputy Chairman,
                      Bush/Quayle Presidential Campaign; Counsellor to the President (Bush) for Domestic Policy;
                      Chairman of the Republican National Committee;
                      Secretary of the U.S. Department of Agriculture and U.S. Trade Representative, Executive Office of the President.

- - ----------------------------
* A nominee who is an "interested person" of the Fund under the Investment Company Act.
(1) Includes 192.786 shares held by Mr. Randall's spouse; Mr. Randall disclaims beneficial ownership of such shares.
(2) Includes 631.748 shares held by Mr. Robbins spouse; Mr. Robbins disclaims beneficial ownership of such shares.
(3) Includes 5,936.583 shares held by Mr. Spiro's spouse; Mr. Spiro disclaims beneficial ownership of such shares.
Vote Required. The affirmative vote of a majority of the votes cast by shareholders of the Fund without regard to class is required for the election of a nominee as Trustee. The Board of Trustees recommends a vote for the election of each nominee.

Functions of the Board of Trustees: The primary responsibility for the management of the Fund rests with the Board of Trustees. The Trustees meet regularly to review the activities of the Fund and of the Manager, which is responsible for its day-to-day operations. Six regular meetings of the Trustees were held in the fiscal year ended September 30, 1993. Each of the Trustees other than Mr. Cherne was present for at least 75% of the meetings held. The Trustees of the Fund have appointed an Audit Committee, comprised of Messrs. Randall (Chairman), Robbins (Vice Chairman) and Cherne, none of whom is an "interested person" (as that term is defined in the Investment Company Act) of the Manager or the Fund.
The functions of the Committee include (i) making recommendations to the Board concerning the selection of independent auditors for the Fund (subject to shareholder ratification); (ii) reviewing the methods, scope and results of audits and the fees charged; (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls; and (iv) establishing a separate line of communication between the Fund's independent auditors and its independent Trustees. The Committee met four times during the fiscal year ended September 30, 1993, and all members other than Mr. Cherne attended at least 75% of the meetings held during that period. The Board of Trustees does not have a standing nominating or compensation committee.

Remuneration of Trustees and Officers. Mr. Spiro, the other officers of the Fund listed below, and Mr. Galli are affiliated with the Manager and receive no salary or fee from the Fund. The Fund currently pays each other Trustee a fee varying from $4,814 to $13,042 for serving as Trustee, or as Chairman or a member of the committees of the Board of Trustees. During the fiscal year ended September 30, 1993, Trustees' fees and expenses aggregated $77,539. In addition, the Fund has adopted a retirement plan that provides for payment to a retired Independent Trustee of up to 80% of the average compensation paid during that Trustee's five years of service in which the highest compensation was received. A Trustee must serve in that capacity for any of the funds listed above for at least 15 years in order to be eligible for the maximum payment. No Trustee has retired under this plan, and therefore no payments have been made by the Fund. At September 30, 1993, the Fund had accrued $158,960 for retirement plan benefits for its Trustees under the plan.

Officers of the Fund. Each officer of the Fund is elected by the Trustees to serve an indefinite term. Information is given below about the executive officers who are not Trustees of the Fund, including their business experience during the past five years.

William L. Wilby, Vice President and Portfolio Manager; Age: 49.
Vice President of the Manager and HarbourView; an officer of other OppenheimerFunds; formerly international investment strategist at Brown Brothers, Harriman & Co., prior to which he was a Managing Director and Portfolio Manager at AIG Global Investors.

Andrew J. Donohue, Secretary; Age: 43.
Executive Vice President and General Counsel of the Manager and the Distributor; an officer of other OppenheimerFunds; formerly Senior Vice President and General Counsel of the Manager and the Distributor, Partner in Kraft & McManimon (a law firm), an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser) and director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Vice President and Treasurer; Age 57.
Senior Vice President and Treasurer of the Manager; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a Director of Centennial; Vice President, Treasurer and Secretary of SSI and SFSI; an officer of other OppenheimerFunds; formerly Senior Vice President/Comptroller and Secretary of Oppenheimer Asset Management Corporation, a former investment advisory subsidiary of the Manager.

Robert G. Zack, Assistant Secretary; Age 45.
Senior Vice President and Associate General Counsel of the Manager; Assistant Secretary of SSI and SFSI; an officer of other OppenheimerFunds.

Robert Bishop, Assistant Treasurer; Age: 35.
Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an Accountant for Yale & Seffinger, P.C., an accounting firm, and previously an Accountant and Commissions Supervisor for Stuart James Company Inc., a broker-dealer.

Scott Farrar, Assistant Treasurer; Age: 28.
Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an International Mutual Fund Supervisor for Brown Brothers Harriman & Co., a bank, and previously a Senior Fund Accountant for State Street Bank & Trust Company, before which he was a sales representative for Central Colorado Planning.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 1)

The Investment Company Act requires that independent certified public accountants and auditors ("auditors") be selected annually by the Board of Trustees and that such selection be ratified by the shareholders at the next-convened annual meeting of the Fund, if one is held. The Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, at a meeting held October 6, 1993, selected KPMG Peat Marwick ("KPMG") as auditors of the Fund for the fiscal year beginning October 1, 1993. KPMG also serves as auditors for certain other funds for which the Manager acts as investment adviser. At the Meeting, a resolution will be presented for the Class A and Class B shareholders' vote to ratify the selection of KPMG as auditors. Representatives of KPMG are not expected to be present at the Meeting but will be available should any matter arise requiring their presence. The Board of Trustees recommends approval of the selection of KPMG as auditors of the Fund.

APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT
(Proposal No. 2)

              The Fund has an investment advisory agreement dated August 3, 1993, with the Manager (the "Current Agreement"), which was submitted to and approved by the Fund's shareholders at a meeting held on that date.

              At a meeting of the Fund's Board of Trustees held February 10, 1994, the Board, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, and who have no direct or indirect financial interest in the operation of the Current Agreement or in any related agreements, approved the terms of a new Investment Advisory Agreement (the "Proposed Agreement") between the Fund and the Manager. If approved by the shareholders at this meeting, the Proposed Agreement will be effective on such date and continue in effect until December 31, 1994, and thereafter from year to year unless terminated, but only so long as such continuance is approved in accordance with the Investment Company Act. If the Proposed Agreement is not approved by shareholders, the Current Agreement will continue in effect.

              The Proposed Agreement differs from the Current Agreement in the schedule of fee rates paid by the Fund. Under the Current Agreement, the management fee payable monthly to the Manager is computed on the net assets of the Fund as of the close of business each day at the annual rates of 0.75% of the first $200 million of net assets; 0.72% of the next
$200 million; 0.69% of the next $200 million; 0.66% of the next $200 million of net assets; 0.60% of the next $200 million; and 0.57% of net assets in excess of $1 billion. At September 30, 1993, the Fund's net assets were $1,394,801,645; the Fund paid a management fee of $8,063,451 to the Manager for the fiscal year then ended. Under the Proposed
Agreement, the management fee would be payable monthly to the Manager and computed on the net assets of the Fund as of the close of business each day at annual rates of 0.80% of the first $250 million; 0.77% of the next
$250 million; 0.75% of the next $500 million; 0.69% of the next $1 billion; and 0.67% thereafter. Had the Proposed Agreement been in effect for all of the fiscal year ended September 30, 1993, the Fund would have paid the manager approximately $1.1 million more in advisory fees.

              The Proposed Agreement and the Current Agreement (hereinafter jointly referred to as the "Agreements") are identical other than the change in the management fee rates described above and the date of the Agreements. Under the Agreements, the Manager supervises the investment operations of the Fund and the composition of its portfolio and furnishes the Fund advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The Agreements require the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment as well as to provide, and supervise the activities of, all administrative and clerical personnel required to provide effective administration for the Fund, including the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund. Expenses not expressly assumed by the Manager under the Agreements or by the distributor of the Fund's shares are paid by the Fund. The Agreements list examples of expenses paid by the Fund, the major categories of which relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share certificate issuance costs, certain printing and registration costs, and non-recurring expenses, including litigation.

              The Agreements contain no expense limitation. However, independently of the Agreements, the Manager has undertaken that the total expenses of the Fund in any fiscal year (including the management fee but excluding taxes, interest, brokerage commissions, distribution and/or service plan payments and extraordinary non-recurring expenses such as litigation costs) shall not exceed the most stringent applicable regulatory limitation. The payment of the management fee at the end of any month will be reduced so that there will not be any accrued but unpaid liability under this expense limitation. The Manager reserves the right to change or eliminate this expense limitation at any time.

              The Agreements provide that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations under the Agreements, as long as it has acted with due care and in good faith, the Manager is not liable for any loss sustained by reason of any investment, the adoption of any investment policy, or the purchase, sale or retention of any security, irrespective of whether the determinations of the Manager relative thereto shall have been based, wholly or partly, upon the investigation or research of any other individual, firm or corporation believed by it to be reliable. The Agreements permit the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser. If the Manager shall no longer act as investment adviser to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

Brokerage Provisions of the Investment Advisory Agreements. One of the duties of the Manager under the Agreements is to arrange the portfolio transactions for the Fund. In doing so, the Manager is authorized by the Agreements to employ broker-dealers, including "affiliated" brokers (as that term is defined in the Investment Company Act) ("brokers") as may, in its best judgment based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable price obtainable) of such transactions. The Manager need not seek competitive commission bidding or base its selection on "posted" rates, but is expected to be aware of the current rates of most eligible brokers and to minimize the commissions paid to the extent consistent with the provisions of the Agreements and the interests and policies of the Fund as established by its Board of Trustees.

              Under the Agreements, the Manager is authorized to select brokers, other than affiliated brokers, that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion and pay commissions to such brokers that may be higher than another qualified broker would have charged if a good faith determination is made by the Manager that the commission is reasonable in relation to the services provided. Subject to the foregoing considerations, the Manager may also consider the willingness of particular broker-dealers to sell shares of the Fund and other investment companies managed by the Manager and its affiliates as a factor in their selection.

Description of Brokerage Practices. Subject to the provisions of the Agreements, allocations of brokerage are made by portfolio managers under the supervision of the Manager's executive officers. Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. Brokerage commissions are paid primarily for effecting transactions in listed securities and otherwise only if it appears likely that a better price or execution can be obtained. When the Fund engages in an option transaction, ordinarily the same broker will be used for the purchase or sale of the option and for any transactions in the securities to which the option relates. When possible, concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its affiliates are combined. Transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account. Option commissions may be relatively higher than those which would apply to direct purchases and sales of portfolio securities.

              The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates, and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. Such research, which may be supplied by a third party at the instance of a broker, includes information and analyses on particular companies and industries as well as market or economic trends and portfolio strategy, receipt of market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid for in commission dollars. The research services provided by brokers broaden the scope and supplement the research activities of the Manager, by making available additional views for consideration and comparisons, and enabling the Manager to obtain market information for the valuation of securities held in the Fund's portfolio or being considered for purchase. The Board, including the independent Trustees of the Fund, annually reviews information furnished by the Manager as to the commissions paid to brokers furnishing such services in an effort to ascertain that the amount of such commissions was reasonably related to the value or the benefit of such services. The Board of Trustees has permitted the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

              During the Fund's fiscal year ended September 30, 1993, total brokerage commissions paid by the Fund (not including spreads or concessions on principal transactions on a net trade basis) were $11,654,448, of which $480,211 was paid to brokers as commissions in return for research services (including special research, statistical information and execution). The aggregate dollar amount of transactions for which commissions were paid for research services was $204,016,616.
The transactions giving rise to those commissions were allocated in accordance with the internal allocation procedures described above.

The Manager. Subject to the authority of the Board of Trustees, the Manager is responsible for the day-to-day management of the Fund's business. The Manager is a wholly-owned subsidiary of Oppenheimer Acquisition Corp. ("OAC"), a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual")f. MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111. OAC acquired the Manager on October 22, 1990 (the "Acquisition Date"). As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager, (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except Donald W. Spiro (5.24%) and MassMutual. MassMutual has engaged in the life insurance business since 1851. It is the nation's twelfth largest life insurance company by assets and has an A.M. Best Co. rating of "A+".

              The common stock of OAC is divided into three classes. At December 31, 1993, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock, (ii) 317,854 shares of Class B voting stock, and
(iii) 350,063 shares of Class C non-voting stock. This collectively represented 74.1% of the outstanding common stock and 84.9% of the voting power of OAC as of December 31, 1993. Certain officers and/or directors of the Manager as a group held (i) 821,455 shares of the Class B voting stock, representing 21.5% of the outstanding common stock and 12.6% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 706,150 shares of Class C non-voting stock. That group includes persons who serve as officers of the Fund and two of whom (Messrs. Donald W. Spiro and Robert G. Galli) serve as Trustees of the Fund. Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Manager). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price, according to a schedule that will commence September 30, 1995. Since October 1, 1992, certain officers and/or directors of the Manager (i) sold 295,354 shares of Class B OAC common stock to MassMutual at the formula price, and (ii) surrendered to OAC 436,053 stock appreciation rights ("SARs") issued in tandem with the Class C OAC options. Cash payments aggregating $32,729,119 have or will be made by OAC or MassMutual to such persons (including Messrs. Spiro and Galli, identified above) as follows: one-third of the amount due (i) within 30 days of the transaction, (ii) by the first anniversary following the transaction (with interest), and (iii) by the second anniversary following the transaction (with interest). On December 15, 1993, MassMutual purchased its 350,063 shares of Class C OAC stock from OAC for $17,751,718.

As part of the acquisition of the common stock of OAC, MassMutual also purchased approximately $45 million of subordinated notes of a subsidiary of OAC; the notes are now an obligation of the Manager. In addition to the purchase of such notes, MassMutual holds warrants issued by OAC exercisable over the life of the notes which will allow it to purchase shares of Class C common stock representing approximately 15.4% of the common stock of OAC on a fully diluted basis.

              The Manager and its affiliates act as investment advisers to investment companies having combined net assets of more than $27 billion as of December 31, 1993, and having more than 1.8 million shareholder accounts. A consolidated statement of financial condition of the Manager as of December 31, 1993, is included in this Proxy Statement as Exhibit
A. Attached as Exhibit B to this Proxy Statement is a list of all registered investment companies for which the Manager and its affiliates act as investment advisers together with a description of the advisory fee paid by each.

              The names and principal occupations of the executive officers and directors of the Manager are as follows: Jon S. Fossel, Chief Executive
Officer and Chairman; Bridget A. Macaskill, President and Director; Donald
W. Spiro, Chairman Emeritus of the Board of Directors; Robert G. Galli and James C. Swain, Vice Chairmen of the Board; Samuel Freedman, Jr.,
Director; Robert Doll Jr. and O. Leonard Darling, Executive Vice
Presidents; Tilghman G. Pitts, Executive Vice President and Director;
Andrew J. Donohue, Executive Vice President and General Counsel; Kenneth
Eich, Executive Vice President and Chief Financial Officer; George C.
Bowen, Senior Vice President and Treasurer; Victor Babin, Loretta
McCarthy, Robert Patterson, Arthur Steinmetz, Ralph Stellmacher, Nancy
Sperte and Robert G. Zack, Senior Vice Presidents. The address of Messrs. Bowen, Eich, Freedman and Swain is 3410 South Galena Street, Denver,
Colorado 80231.  The address of all other officers is Two World Trade
Center, New York, New York 10048-0203, which is also the address of the Manager and OAC.

Considerations by the Board of Trustees. In connection with the Manager's request to the Board that the investment management fee be increased, the Manager provided extensive information to the Independent Trustees. The Independent Trustees were provided with data as to the qualifications of the Manager's personnel, the quality and extent of the services rendered and its commitment to its mutual fund advisory business. The Independent Trustees also considered data presented by the Manager showing the extent to which it had expanded its investment personnel and other services dedicated to the global area of its mutual fund advisory activities. Information prepared specifically for the purpose of assisting the Independent Trustees in their evaluation of the Proposed Agreements included an analysis of the performance and expenses of the Fund as compared to other similar funds. This analysis was prepared by the Manager from materials provided by Lipper Analytical Services, Inc. ("Lipper") and reviewed by an independent consultant retained by the Independent Trustees on behalf of the Fund. The Independent Trustees also relied upon information previously provided to them in connection with their annual and ongoing review, on the nature, quality and extent of the Manager's services to the Fund.

              After consideration of all of the data and information provided to them at a meeting called to evaluate the new management fee proposed by the Manager, a committee of the Independent Trustees discussed with representatives of the Manager changes in the proposed fee schedule.
After certain modifications in the proposed fee schedule were made, the Independent Trustees met separately with their counsel to discuss the information and to consider the factors to be weighed and standards to be applied in evaluating the Manager's proposed fee schedule.

              The Independent Trustees first examined the nature, quality and scope of the services provided to the Fund by the Manager. Second, they reviewed the basis for an increase in the management fee and analyzed the fee proposed by the Manager in terms of management fees charged by the Manager and other investment advisors for similar services. Finally, the Independent Trustees examined the mutual fund related revenues and expenses of the Manager.

Analysis of Nature, Quality and Extent of Services. The Independent Trustees considered, among other factors: (1) the necessity of the Manager maintaining and enhancing its ability to retain and attract capable personnel to serve the Fund; (2) the increased complexity and expansion of the domestic and international securities markets and the Manager's expenditures and projected expenses associated with research and multi-currency accounting and portfolio pricing systems; (3) the complexity of research and investment activities in emerging markets; (4) the investment record of the Manager in managing the Fund and other investment companies for which it acts as investment adviser; (5) the Manager's overall profitability; (6) pro-forma profitability data giving effect to the proposed increase in the investment management fee but before marketing and promotional expenses anticipated to be paid by the Manager and its affiliates; (7) the effect of the proposed investment management fee increase on the expense ratio of the Fund; (8) possible economies of scale; (9) data as to investment performance, advisory fees and expense ratios of other global investment companies having net assets in excess of $1 billion, not advised by the Manager but believed to be generally comparable in many ways to the Fund; (10) other benefits to the Manager from serving as investment manager to the Fund, as well as benefits to its affiliates acting as principal underwriter and its division acting as transfer agent to the Fund; (11) current and developing conditions in the financial services industry, including the entry into the industry of larger and highly capitalized companies which are spending and appear to be prepared to continue to spend substantial sums to engage personnel and to provide services to competing investment companies; and (12) the financial resources of the Manager and the desirability of appropriate incentives to assure that the Manager will continue to furnish high quality services to the Fund.

Analysis of Proposed Fee Increase. In their review of the proposed increase in the level of the investment advisory fees, the Independent Trustees considered the fact that the current investment advisory fees paid by the Fund, as well as the Fund's total expense ratio, including the investment advisory fees, are below the median fee rate and expense ratio of comparable funds. Also, if the Proposed Investment Advisory Agreement had been in effect, the Fund's pro-forma investment advisory fee rate and expense ratio (including the investment management fee) would not have exceeded the median for its group. The proposed investment advisory fee is higher than that paid by most other investment companies although the fee is comparable to that paid by those which invest globally. The Independent Trustees also noted that an affiliate of the Manager provides advisory services, as a sub-adviser, to an employee benefit account at a fee which is at lower rates than that proposed for the Fund.

Analysis of Profitability of the Manager. The Independent Trustees were advised that the Manager does not maintain its financial records on a fund-by-fund basis. However, the Manager does provide the Independent Trustees on an annual basis with its allocation of expenses on a fund-by-fund basis. The Independent Trustees considered specific information provided by the Manager regarding its profitability and also considered comparative information relating to the profitability of other mutual fund investment managers. The Independent Trustees also noted the substantial marketing and promotional activities in which the Manager and its affiliates engage and propose to engage on behalf of the Fund.

Determination by the Independent Trustees and the Board of Trustees. After completion of its review, the Independent Trustees recommended that the Board of Trustees approve, and the Board unanimously approved, the Proposed Agreement.

Vote Required. An affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of all outstanding voting securities of the Fund is required for approval of the Proposed Agreement; the classes do not vote separately. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of:
(1) 67% or more of the voting securities present or represented by proxy at the shareholders meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The Board of Trustees recommends a vote in favor of approving the Proposed Investment Advisory Agreement.

ADDITIONAL INFORMATION

Distribution Agreement. Oppenheimer Funds Distributor, Inc., a wholly-owned subsidiary of the Manager, is the general distributor of the Fund's shares under a General Distributor's Agreement dated October 22, 1990.
The General Distributor's Agreement is subject to the same annual renewal requirements and termination provisions as the Agreements. For the fiscal year ended September 30, 1993, selling charges on the Fund's shares amounted to $5,072,061, of which the Distributor and an affiliated broker-dealer retained $1,357,075 in the aggregate.

Class A Service Plan and Class B Distribution and Service Plan. The Fund has adopted a Service Plan (the "Class A Plan") pursuant to Rule 12b-1 of the Investment Company Act under which the Fund reimburses the Distributor for a portion of its costs incurred in connection with the personal service and maintenance of accounts that hold Class A shares. The Distributor uses such fees received from the Fund in their entirety: (i) to compensate brokers, dealers, banks and other institutions ("Recipients") each quarter for providing personal service and the maintenance of accounts that hold Class A shares, and (ii) to reimburse itself (to the extent authorized by the Board) for its other expenditures under the Class A Plan and for its direct costs for personal service and the maintenance of accounts. For the fiscal year ended September 30, 1993, the Board has not authorized any reimbursement to the Distributor under (ii) above. The services to be provided under the Class A Plan include, but are not limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in Class A shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of accounts as the Distributor or the Fund may reasonably request. The Class A Plan has the affect of increasing annual expenses of the Fund by up to 0.25% of its average annual net assets from what its expense would otherwise be. For the fiscal year ended September 30, 1993, payments under that Plan totalled $1,263,305, all of which was paid by the Distributor to Recipients as reimbursement for distribution-related services, including $76,657 paid to an affiliate of the Distributor.

              The Fund has also adopted a Distribution and Service Plan (the "Class B Plan") pursuant to Rule 12b-1 of the Investment Company Act, under which it will compensate the Distributor for its services and costs incurred in connection with the distribution and service of the Fund's
Class B shares, which were first publicly sold on August 17, 1993.
Pursuant to the Class B Plan, the Fund will pay the Distributor an asset-based sales charge of 0.75% per annum on Class B shares outstanding for six year or less, plus a service fee of 0.25% per annum. The Distributor will use the service fee payment to compensate Recipients for providing personal service and the maintenance of shareholder accounts that hold
Class B shares, examples of which are described in the above paragraph.
The asset-based sales charge and service fee payments by the Fund to the Distributor under the Class B Plan are intended to allow the Distributor to recoup its sales commissions and service fee advances to authorized dealers or brokers that sell Class B shares, as well as financing costs.
The Distributor anticipates that it will take a number of years to recoup such sales commissions from the Fund's payments to the Distributor under the Class B Plan. The Class B Plan has the affect of increasing annual expenses of Class B shares of the Fund by up to 1.00% of the Class's average annual net assets from what its expenses would otherwise be. At September 30, 1993, the Distributor had received payments from the Fund under the Class B Plan of $3,811 and had incurred unreimbursed expenses under that Plan of $243,297 (equal to 4.0% of the Fund's net assets attributable to Class B shares of the Fund on that date, which have carried over into the present Class B Plan year.

Service Contract. Oppenheimer Shareholder Services ("OSS"), a division of the Manager, serves as the Fund's transfer agent and registrar pursuant to a Service Contract under which it is reimbursed by the Fund for its costs in providing those services to the Fund, including the cost of rental of office space. Similar services are provided by OSS to certain other mutual funds advised by the Manager. OSS received $2,017,160 from the Fund during the fiscal year ended September 30, 1993. The costs described for these services are charged to the Fund as operating expenses and are borne ratably by all shareholders in proportion to their holdings of shares of the series of the Fund.

RECEIPT OF SHAREHOLDER PROPOSALS

The Fund is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the Shareholders (under special conditions described in the Fund's Statement of Additional Information). Under the proxy rules of the Securities and Exchange Commission, shareholder proposals which meet certain conditions may be included in the Fund's proxy statement and proxy for a particular meeting. Those rules require that for future meetings the shareholder must be a record or beneficial owner of Fund shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Fund of any such proposal. Under those rules, a proposal submitted for inclusion in the Fund's proxy material for the next meeting after the meeting to which this proxy statement relates must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.

OTHER BUSINESS

Management of the Fund knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.


By Order of the Board of Trustees,


Andrew J. Donohue, Secretary


May 13, 1994



PROXY/330'94.1

                                                   Exhibit A

INDEPENDENT AUDITORS' REPORT


Oppenheimer Management Corporation:

We have audited the accompanying consolidated statement of financial condition of Oppenheimer Management Corporation and subsidiaries as of December 31, 1993. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statement of financial condition presents fairly, in all material respects, the financial position of Oppenheimer Management Corporation and subsidiaries at December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.


/s/ Deloitte & Touche
DELOITTE & TOUCHE


Denver, Colorado
February 16, 1994


OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

ASSETS                                      NOTES

CURRENT ASSETS:
              Cash                                 $ 31,940,116
              Investments in money market
                mutual funds                         26,850,605
              Investments in managed mutual funds     4,981,458
              Investments in Zero Coupon U.S.
   Treasuries Trust, at market                        3,897,237
              Accounts receivable:
                Brokers and dealers        2         49,538,320
   Managed mutual funds                   2,3        11,433,524
                      Affiliated companies              100,495
                      Income taxes                   13,902,237
                      Other                           4,471,131
              Other current assets                    2,124,857
                                                     -----------

Total current assets                                149,239,980
                                                   -------------
PROPERTY AND EQUIPMENT - Less
  accumulated depreciation and
  amortization of $8,169,031                          8,896,837
                                                    -----------

OTHER ASSETS:
              Intangible assets, net    1          113,445,572
              Deferred sales commissions            54,452,051
              Deferred charges                       1,550,484
              Other                                  1,607,387
                                                    ----------

Total other assets                                 171,055,494
                                                   ------------

              TOTAL                                $329,192,311

LIABILITIES AND SHAREHOLDER'S EQUITY
                                      NOTES
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses                                       $ 33,866,353
  Subscriptions payable to managed
    mutual funds                         2           71,371,285
              Payable to brokers and dealers 2        9,483,935
              Current portion of long-term
       debt                                5,6       17,463,094
                                                   ------------

Total current liabilities                           132,184,667
                                                   -------------

LONG-TERM LIABILITIES:
  Deferred income taxes4                    4        15,447,486
              Senior debt                   5        59,781,186
              Subordinated notes            6        44,450,000
                                                    -----------
Total liabilities                                   251,863,339
                                                    -----------

COMMITMENTS                                 1,8

SHAREHOLDER'S EQUITY:                       5,7
              Preferred stock - nonvoting;
                      $10 par value; 392,461 shares
                      authorized; 25,141 shares
                      issued and outstanding          251,410
              Common Stock - voting; $.10 par
                      value; 229,246 shares authorized;
                      179,658 shares issued and
                      outstanding                      17,966
              Additional paid-in capital           49,241,234
              Retained earnings                    27,818,362
                                                   ----------
Total shareholder's equity                         77,328,972
                                                   ----------

TOTAL                                            $329,192,311


See notes to consolidated statement of financial condition.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

1.            THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

              Oppenheimer Management Corporation (OMC) and its subsidiaries (collectively, the "Company") are engaged in the business of organizing, promoting, and managing registered investment companies (hereafter referred to as "mutual funds").

              OMC owns all the outstanding stock of Oppenheimer Funds Distributor, Inc., Shareholder Services, Inc. (SSI), HarbourView Asset Management Corporation, Centennial Asset Management Corporation, Oppenheimer Partnership Holdings, Inc., and Shareholder Financial Services, Inc. OMC is a wholly-owned subsidiary of Oppenheimer Acquisition Corporation (OAC), which is controlled by Massachusetts Mutual Life Insurance Company and senior management of OMC.

              Principles of Consolidation - The accompanying consolidated statement of financial condition includes the accounts of OMC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

              Investments in Money Market Mutual Funds - The Company invests available cash in money market mutual funds managed by the Company. The investments are recorded at cost which equals market.

              Investments in Managed Mutual Funds - The Company owns shares of stock in several of the mutual funds it manages. The shares are purchased at their respective net asset values. The resulting investments are recorded at cost which approximates market.

              Investments in Zero Coupon U.S. Treasuries Trust - The Company is the Sponsor for the Oppenheimer Zero Coupon U.S. Treasuries Trust and has undertaken to maintain a secondary market for units in the Trust. The investments are carried at market.

              Property and Equipment - Property and equipment is recorded at cost. Equipment depreciation expense is provided over the assets' estimated useful lives on the straight-line method. Leasehold improvements are amortized on the straight-line method over the remaining terms of the lease agreements.

     Intangible Assets - Intangible assets at December 31, 1993, are as follows:
                                             Less
                    Useful                   Accumulated            Net
                    Lives      Cost          Amortization        Book Value
                    ---------  -----------   ------------        -----------
     Debt Issuance
       Costs       7 years     $  5,535,450  $ (2,999,400)       $  2,536,050
     Management
       Contracts   7 years       38,600,000   (18,840,667)         19,759,333
     Goodwill      25 years     100,766,565   (11,671,455)         89,095,110
     Other         4-10 years     4,385,906    (2,330,827)          2,055,079
                                -----------   ------------         ----------
                               $149,287,921  $(35,842,349)       $113,445,572

     Deferred Sales Commissions - Sales commissions paid to brokers and dealers in connection with sales of shares of certain mutual funds are charged to deferred sales commissions and amortized over six years. Early withdrawal charges received by the Company from redeeming shareholders reduce unamortized deferred sales commissions.

     Stock Appreciation Rights - OAC has granted certain stock appreciation rights relating to OAC's stock to certain employees of OMC. During 1993, OMC recorded $21,603,294 relating to these stock appreciation rights as a credit to additional paid-in capital.

     Income Taxes - OAC files a consolidated federal income tax return which includes the Company. Income taxes are recorded as if the Company files on a separate return basis. During 1993 the Company was required to adopt Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. The asset and liability method prescribed by Statement 109 results in deferred tax assets and liabilities being recorded for the differences between the book and tax basis relating to the Company's assets and liabilities.

     The Company adopted Statement 109 in 1993 and has elected to restate prior years beginning with the 1990 period. The effect of this restatement on prior years has been reflected in retained earnings as of December 31, 1992.


2. TRANSACTIONS WITH BROKERS AND DEALERS

     The Company acts as general distributor for the sale and distribution of shares of several mutual funds. In this capacity, the Company records a receivable when it issues confirmations of all accepted purchase orders to the originating brokers and dealers; at the same time, the Company records a liability to the mutual funds equal to the net asset value of all shares subject to such confirmations. This liability must be paid to the mutual funds within 11 business days unless the trade is canceled. If the originating broker or dealer fails to make timely settlement of its purchase order under the terms of its dealer agreement with the Company, the Company may cancel the purchase order and, at the Company's risk, hold responsible the originating broker or dealer.

     When brokers and dealers place share redemption orders with a fund's distributor, the Company records a receivable from the mutual funds equal to the net asset value of all shares redeemed; at the same time the Company records a corresponding liability payable to the originating brokers.

3.   RELATED PARTIES

     The following is a summary of the significant balances, transactions and relationships with affiliated companies and other related parties as of December 31, 1993:

     Officers and Directors of the Company; Shareholders of OAC - Several officers and directors of the Company and shareholders of OAC are also officers and directors or trustees of the mutual funds managed and distributed by the Company.

     Transfer Agents - SSI and Oppenheimer Shareholder Services (OSS), a division of OMC, act as transfer and shareholder servicing agents for the mutual funds managed by the Company and others. Amounts charged to managed mutual funds are based on costs incurred on behalf of the mutual funds pursuant to service agreements between SSI or OSS and the mutual funds. SSI also acts as transfer agent for certain mutual funds not managed by the Company, and amounts charged to those funds are based on fees set by contracts with the respective mutual funds.

     The receivable from managed mutual funds includes $2,466,000 resulting from transfer agency fees and expenditures made on behalf of the mutual funds at December 31, 1993.

4.   INCOME TAXES

     As discussed in note 1, the Company adopted Statement 109 in 1993 and has applied the provisions of the Statement retroactively to 1990. The principal effect of this change in accounting for income taxes related to the remeasurement of the 1990 acquisition of Maximum Holdings, Inc. and resulted in the recording of goodwill in the amount of $13,800,000 and deferred taxes payable in the same amount. In addition, retained earnings at December 31, 1992 was increased by $2,001,702 to reflect the effects of the restatement as of that date.

     Deferred tax assets of $20,165,000 have been recorded in the accompanying financial statements. These amounts primarily relate to the benefit associated with certain state tax loss carryforwards and compensation not deductible for tax purposes until paid. A valuation allowance has not been recorded with respect to this deferred tax asset. Deferred tax liabilities of $35,612,000 have also been recorded. These amounts relate primarily to the current deduction, for tax purposes, of deferred sales commissions which are amortized over six years for book purposes and the difference in book and tax basis relating to certain management contracts.

     The Company has certain net operating loss carryforwards relating to various states. If not used in the interim, these losses will generally expire on December 31, 2008.

5.   SENIOR DEBT

     At December 31, 1993, the Company has outstanding $77.2 million of Senior Debt borrowed from five banks. This amount is comprised of a term loan of $23.7 million due September 30, 1997 and $53.5 million outstanding on a $75 million revolving credit. The revolving credit is subject to annual renewal, and, if not renewed, is repayable in four annual installments. The debt bears interest at the Company's election at the rate for Eurodollar deposits plus 1 1/2% or the higher of the prime rate, plus 1/2% or the federal funds rate plus 1/2%. The credit agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the credit agreement. In addition, the banks have also received a pledge of the shares of the Company's subsidiaries and guarantees of certain subsidiaries. Borrowings under the credit agreement are collateralized by certain assets of the Company.

     The mandatory principal repayment schedule for the term loan is as follows (000's):
                                            1994      $ 10,000
                                            1995        12,000
                                            1996         1,700
                                                      --------
                                                      $ 23,700
                                                      ========

     The credit agreement has certain provisions whereby specified amounts of excess cash flow on a semi-annual basis, as defined in the agreement, must be applied to reduce the outstanding loan balance. There are no prepayment penalties.

     The Company has entered into interest rate swap agreements whereby certain banks have agreed to pay the Company interest on a floating rate (Eurodollar) basis and the Company has agreed to pay the banks interest on a fixed rate basis. At December 31, 1993, the Company has fixed an interest rate of 10.00% on $29,000,000 of the Senior Debt. The interest rate swap agreements mature December 31, 1994.

     The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements; however, the Company does not anticipate non-performance by the counterparties. Based on borrowing rates currently available to the Company for senior and subordinated loans with similar terms, maturities and prepayment options, the Company estimates that the fair value of its interest bearing debt and the related interest rate swap agreements is $124.6 million as compared to the carrying amount shown on the balance sheet of $121.7 million.


6.   SUBORDINATED NOTES

     Pursuant to a Note Agreement as amended and restated as of November 24, 1992 (the Note Agreement), the Company issued to a group of insurance companies owned by Massachusetts Mutual Life Insurance Company, $44,450,000 face amount of Subordinated Notes (Notes) due October 31, 2000. The Notes are subordinated to the Senior Debt obligations, (see
     Note 5). The Notes require semi-annual interest payments at a rate of 14% on October 31 and April 30 of each year. The Company may make optional prepayments of Notes, with a penalty, beginning November 1, 1995. The Note Agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the Note Agreement.

     The mandatory principal repayment schedule for the Notes is as follows (000's):
                                             1998      $14,800
                                             1999       14,825
                                             2000       14,825
                                                       -------
                                                       $44,450
                                                        =======

7.   SHAREHOLDER'S EQUITY

     The following table summarizes the various series and classes of preferred and common stocks that are authorized, issued and outstanding as of December 31, 1993:

                                                                    Shares
                                                                    Issued and
                                            Authorized  Outstanding Amount
     Preferred stock - non-voting;
      $10 par value:
        Series A - $15.00 non-cumulative,
          non-convertible                    1,350
        Series B - $1.50 non-cumulative,
          non-convertible                  186,500
        Series C - $1.00 cumulative,
          non-convertible                   12,150      12,150        $121,500
        Series D - $.60 cumulative,
          convertible:
            Class A                        161,523
            Class B                         30,938      12,991         129,910
                                         ---------      ---------     ---------
     Total                                 392,461      25,141        $251,410


  Common stock - voting; $.10
      par value:
        Common shares                      212,461      162,873        $ 16,287
        Class A common shares               16,785       16,785           1,679
                                         ---------      --------       -------
     Total                                 229,246      179,658        $ 17,966
                                           =======      =======        ========


     The outstanding preferred shares are redeemable, at the option of the Company, at $10 per share plus all accrued and unpaid dividends. In the event of dissolution or liquidation, the preferred shareholders are entitled to receive these same amounts before any distributions are made to the common shareholder. The Series D Preferred Shares are convertible, at the option of the shareholder, into common shares on a one-for-one basis.


8.   COMMITMENTS

     Leases - The Company rents office space and certain computer and other equipment under leases expiring during the next 15 years. At December 31, 1993, the aggregate minimum annual rentals under noncancelable operating leases were as follows:


                               Years Ending
                               December 31
                               ------------

                                 1994                 $ 6,237,568
                                 1995                   4,406,666
                                 1996                   3,513,503
                                 1997                   2,573,471
                                 1998                   2,223,802
                                 Thereafter            10,660,288
                                                      -----------
                                                      $29,615,298
                                                      ===========


EXHIBIT B

INFORMATION ON INVESTMENT COMPANIES MANAGED BY
OPPENHEIMER MANAGEMENT CORPORATION
AND CENTENNIAL ASSET MANAGEMENT CORPORATION

                                                             Maximum
                                              Approximate    Advisory
                                              Net Assets     Fee Rate
                                              as of          as % of
                                    Name of   12/31/93       Average
Name of Fund                        Advisor1  ($  Millions)  Annual Net
                                                             Assets
- - ------------                        --------  -------------  ----------

Oppenheimer Asset Allocation Fund   OMC       $  278.6       1.00%6
Oppenheimer California Tax-Exempt   OMC          276.4        .60%5
  Fund
Oppenheimer Cash Reserves           OMC           71.1        .50%9
Oppenheimer Champion High Yield     OMC          125.1        .70%14
  Fund
Oppenheimer Discovery Fund          OMC          622.2        .75%4
Oppenheimer Equity Income Fund      OMC        1,904.2        .75%10
Oppenheimer Fund                    OMC          229.0        .75%4
Oppenheimer Global Bio-Tech Fund    OMC          216.9       1.00%3
Oppenheimer Global Environment Fund OMC          42.1         .75%2
Oppenheimer Global Fund             OMC       1,691.5         .75%23
Oppenheimer Global Growth & Income  OMC         112.9         .75%4
  Fund
Oppenheimer Gold & Special Minerals OMC         190.1         .80%7
  Fund
Oppenheimer Government Securities   OMC         185.1         .50%18
  Fund
Oppenheimer High Yield Fund         OMC       1,203.2         .75%12
Oppenheimer Integrity Funds         OMC         207.5             15
Oppenheimer Main Street Funds, Inc. OMC         256.7             16
Oppenheimer Money Market Fund, Inc. OMC         597.4         .45%11
Oppenheimer Mortgage Income Fund    OMC          89.0         .75%13
Oppenheimer Multi-Government Trust  OMC          56.5         .65%
Oppenheimer Multi-Sector Income     OMC         319.2         .65%
  Trust
Oppenheimer Multi-State Tax-Exempt  OMC          81.9         .60%5
  Trust
Oppenheimer New York Tax-Exempt     OMC         827.3         .60%5
  Fund
Oppenheimer Special Fund            OMC         746.2         .75%4
Oppenheimer Strategic Funds Trust   OMC       4,012.4         .75%12
Oppenheimer Strategic Income &      OMC          66.0         .75%12
  Growth Fund
Oppenheimer Strategic Investment    OMC          44.9         .75%12
  Grade Bond Fund
Oppenheimer Strategic Short-Term    OMC          31.5         .65%22
  Income Fund
Oppenheimer Target Fund             OMC         369.0         .80%7
Oppenheimer Tax-Exempt Bond Fund    OMC         153.1             19
Oppenheimer Tax-Exempt Cash         OMC          23.9         .50%9
  Reserves
Oppenheimer Tax-Free Bond Fund      OMC         641.1         .60%5
Oppenheimer Time Fund               OMC         414.3         .75%4
Oppenheimer Total Return Fund,      OMC       1,440.4         .75%10
  Inc.
Oppenheimer U.S. Government Trust   OMC         363.7         .75%13
Oppenheimer Variable Account Funds  OMC         815.9             8
Centennial America Fund, L.P.       OMC           4.4         .45%17
Centennial California Tax Exempt    Centennial   64.1         .50%9
  Trust
Centennial Government Trust         Centennial  648.8         .50%9
Centennial Money Market Trust       Centennial  2,271.8       .50%9
Centennial New York Tax Exempt      Centennial   22.0         .50%9
Centennial Tax Exempt Trust         Centennial  1,008.9       .50%20
Daily Cash Accumulation Fund,       Centennial  3,613.5       .45%21
  Inc.
The New York Tax-Exempt Income      OMC          24.8         .50%
  Fund, Inc.

[FN]

___________________

1
   "OMC" and "Centennial" are abbreviations for Oppenheimer Management Corporation and Centennial Asset Management Corporation, respectively. Centennial is a wholly-owned subsidiary of OMC, and also acts as general distributor of each fund advised by it.

2
   This rate is charged on the first $200 million of average annual net assets; the rate is .72% of the next $200 million, .69% of the next $200 million and .66% of net assets in excess of $600 million.

3
   The rate is charged on the first $50 million of average annual net assets; the rate is .75% of the next $150 million; .72% of the next $200 million; .69% of the next $200 million; .66% of the next $200 million, and .60% of net assets in excess of $800 million.

4
   This rate is charged on the first $200 million of average annual net assets; the rate is .72% of the next $200 million, .69% of the next $200 million, .66% of the next $200 million and .60% of net assets in excess of $800 million. A proposal has been made to shareholders of Oppenheimer Global Growth & Income Fund to increase the rate paid by the Fund at certain asset levels.

5
   For Oppenheimer Florida Tax-Exempt Fund, Oppenheimer New Jersey Tax-Exempt Fund and Oppenheimer Pennsylvania Tax-Exempt Fund, this rate is charged on the first $200 million of average annual net assets; the rate is .55% of the next $100 million, .50% of the next $200 million, .45% of the next $250 million, .40% of the next $250 million and .35% of net assets in excess of $1.0 billion.

6
   This rate is charged on the first $50 million of average annual net assets; the rate is .75% of the next $150 million, .70% of the next $200 million, .65% of the next $200 million and .60% of net assets in excess of $600 million. Effective January 1, 1993, OMC has voluntarily agreed to reduce its management fee, so that it will not exceed the following:
   .75% of the first $200 million of average annual net assets, .72% of the next $200 million, .69% of the next $200 million, .66% of the next $200 million, and .60% of average annual net assets in excess of $800 million. It is expected that shareholders will be asked to approve a new Investment Advisory Agreement with OMC which includes this reduced fee rate when a shareholder meeting is next held.

7
   This rate is charged on the first $200 million of average annual net assets; the rate is .75% of the next $200 million, .69% of the next $200 million, .66% of the next $200 million and .60% of assets over $800 million. Effective July 1, 1994, the first two breakpoints of that management fee will be reduced to .75% of the first $200 million of average annual net assets and .72% of the next $200 million.

8
   For Oppenheimer Bond Fund, Oppenheimer Capital Appreciation Fund, Oppenheimer Growth Fund and Oppenheimer Multiple Strategies Fund, a .50% rate is charged on the first $250 million of average annual net assets of the Trust; the rate is .45% of the next $50 million, .40% of the next $100 million, .35% of the next $400 million and .30% of net assets in excess of $800 million. The management fee of one series (Oppenheimer Money Fund) is reduced from that rate by .05% on the first $250 million of its net assets and on its net assets in excess of $4 billion.
   Another series (Oppenheimer High Income Fund) pays an additional .15% fee. The management fee of another series (Oppenheimer Global Securities Fund) is .75% on the first $200 million of average annual net assets, .72% on the next $200 million, .69% on the next $200 million, .66% on the next $200 million and .60% of net assets in excess of $800 million. The management fee of another series (Oppenheimer Strategic Bond Fund) is .65% of its average annual net assets.

9
   This rate is charged on the first $250 million of average annual net assets; the rate is .475% of the next $250 million, .450% of the next $250 million, .425% of the next $250 million and .40% of net assets in excess of $1 billion.

10 This rate is charged on the first $100 million of average annual net assets; the rate is .70% of the next $100 million, .65% of the next $100 million, .60% of the next $100 million, .55% of the next $100 million and .50% of net assets in excess of $500 million.

11 This rate is charged on the first $500 million of average annual net assets; the rate is .425% of the next $500 million, .400% of the next $500 million and .375% of net assets in excess of $1.5 billion.

12 This rate is charged on the first $200 million of average annual net assets; the rate is .72% of the next $200 million, .69% of the next $200 million, .66% of the next $200 million, .60% of the next $200 million of net assets and .50% of net assets in excess of $1 billion.

13 This rate is charged on the first $200 million of average annual net assets; the rate is .70% of the next $200 million, .65% of the next $400 million and .60% of net assets in excess of $800 million. The Manager has voluntarily agreed to reduce its fees by .05% at each net asset level effective January 1, 1994, with a further decrease of .05% at each net asset level effective July 1, 1994.

14 This rate is charged on the first $250 million of average annual net assets; the rate is .65% of the next $250 million, .60% of the next $500 million and .55% of net assets in excess of $1.0 billion.

15 For Oppenheimer Investment Grade Bond Fund, a .50% rate is charged on the first $100 million of net assets; the rate is .45% of the next $200 million; .40% of the next $200 million, and .35% of net assets over $500 million. For Oppenheimer Value Stock Fund, the rate is .75% of the first $100 million, .72% of the next $200 million, .69% of the next $200 million, and .66% of net assets over $500 million. OMC pays Massachusetts Mutual Life Insurance Company ("MassMutual") a subadvisory fee of .35% of Investment Grade Bond Fund's first $100 million of average annual net assets, .25% of the next $200 million, .20% of the next $200 million, and .15% of net assets in excess of $500 million. For Value Stock Fund, OMC pays Concert Capital Management, Inc., a subsidiary of MassMutual, a sub-advisory fee of .40% of Value Stock Fund's first $50 million of average annual net assets and .20% of net assets in excess of $50 million.

16 For Oppenheimer Main Street Income & Growth Fund, a rate of .65% is charged on the first $200 million of average annual net assets; the rate is .60% of the next $150 million, .55% of the next $150 million and .45% of net assets in excess of $500 million. For Oppenheimer Main Street California Tax-Exempt Fund, a rate of .55% of net assets is charged when that Fund's net assets exceed $100 million, .40% when net assets are $75 million or more but less than $100 million, .25% when net assets are $50 million or more but less than $75 million, .15% when net assets are $25 million or more but less than $50 million, and 0% when net assets are less than $25 million.

17 This rate is charged on the first $500 million of average annual net assets; the rate is .40% on net assets in excess of $500 million.

18 This rate is charged on the first $100 million of average annual net assets; the rate is .45% on the next $150 million, .425% on the next $250 million, and .40% of net assets in excess of $500 million.

19 For Oppenheimer Intermediate Tax-Exempt Bond Fund, a .50% rate is charged on the first $100 million of net assets; the rate is .450% of the next $150 million, .425% of the next $250 million, and .400% of net assets over $500 million. For Oppenheimer Insured Tax-Exempt Bond Fund, the rate is .05% lower at each breakpoint.

20 This rate is charged on the first $250 million of average annual net assets; the rate is .475% of the next $250 million, .450% of the next $250 million, .425% of the next $250 million, .400% of the next $250 million, .375% of the next $250 million, .350% of the next $500 million, and .325% of net assets in excess of $2.0 billion. In addition, until the net assets of the Trust reach $1.5 billion, the fee otherwise payable to the Manager will be reduced by $100,000 per annum, but in no event lower than $0.

21 This rate is charged on the first $500 million of average annual net assets; the rate is .425% of the next $500 million, .400% of the next $500 million, .375% of the next $500 million, .350% of the next $500 million, .325% of the next $500 million, .300% of the next $500 million, .275% of the next $500 million and .250% of net assets in excess of $4.0 billion. Centennial has voluntarily agreed to reduce its management fee to the extent necessary to ensure that the annual management fee does not exceed .35% of the Fund's average net assets.

22 This rate is charged on the first $500 million of average annual net assets; the rate is .62% of the next $500 million, .59% of the next $500 million, and .50% of average annual net assets in excess of $1.5 billion.

23 This rate is charged on the first $200 million of average annual net assets; the rate is .72% of the next $200 million, .69% of the next $200 million, .66% of the next $200 million and .60% of the next $200 million, and .57% of net assets in excess of $1.0 billion. A proposal has been made to shareholders to increase the rate paid by the Fund at certain asset levels.

proxy/exhibed